                                                                     EXHIBIT 1.3




                             Dated 17 September 1998









                            (1) GIE CRUISE VISION ONE

                        (2) ROYAL CARIBBEAN CRUISES LTD.














--------------------------------------------------------------------------------

              Amendment No. 3 to a Lease Agreement ("credit-bail")
                  dated 3 March 1993 relating to one passenger
                         cruise vessel, yard number A31

--------------------------------------------------------------------------------

                                AMENDMENT NO. 3
                     to the LEASE AGREEMENT ("CREDIT-BAIL")
                               dated March 3, 1993
                     relating to one passenger cruise vessel
                                 yard number A31

BETWEEN (1) G.I.E. CRUISE VISION ONE, a French "Groupement d'Interet Economique" governed by Ordinance No. 67-821 of 23 September 1967, having its registered office at Tour Societe Generale, 17 cours Valmy - 92800 PUTEAUX, France (the "Owner"), represented by its "administateur", AIR-BAIL, in turn represented by Diony LEBOT, being duly authorized, and

(2) ROYAL CARIBBEAN CRUISES LTD., a company incorporated in Liberia and having its registered office at 80 Broad Street, Monrovia, Liberia (the "Charterer"), represented by Kenneth D. DUBBIN an officer being duly authorized,

WHEREAS

A) By a lease agreement ("Credit-Bail") dated 3 March 1993 as complemented by Amendment No. 1 dated 12 July 1994 and Amendment No. 2 dated 20 February 1996 (together the "Lease Agreement") the Owner agreed to bareboat charter by way of credit-bail to the Charterer one passenger cruise vessel more particularly described therein (the "Vessel").

B) For the acquisition or continuing ownership of the Vessel, the Owner has been granted financial facilities by the Lenders (as defined in the Lease Agreement). It is a condition of the documentation relating to the said financial facilities that no amendment or modification to the Lease Agreement may be made without the consent of the Lenders.

C) The parties wish to amend the Lease Agreement as hereafter appears.


NOW, THEREFORE, IT IS AGREED AS FOLLOWS :

1. Expressions defined in the Lease Agreement shall have the same meaning when used in this Amendment No. 3.

2. The Owner declares and warrants that it has received the consent of the Lenders for the execution by it of this Amendment No. 3.

3. Clause 9.6 of the Lease Agreement is hereby amended in its entirety to read as follows :

" The Charterer may, by not more than six months', nor less than one month's, notice by registered letter, return receipt requested, or by letter delivered by "huissier" to the Owner, elect to purchase the Vessel on the eighteenth Rental Payment Date, or on any subsequent Rental Payment Date, for a price equal to the aggregate of (i) the Purchase Option Price and (ii) all other sums then due and unpaid under this Agreement, excluding the Rental Payment on the date of payment of the Purchase Option Price, which such Rental Payment shall not be due and payable as a result of the purchase of the Vessel by the Charterer, (and, for this purpose, the amount then subject to the Pledge shall be set off against such obligation of the Charterer to pay the Purchase Option Price), payable in cash (OPTION D'ACHAT ANTICIPEE), under the same conditions (except for the price) as stated in clause 9.2. Any election pursuant to this Clause 9.6 shall be irrevocable and the amount referred to above , less an amount equal to the amount then subject to the Pledge, shall be paid by the Charterer into an account of the Owner specified by the Owner, prior to the sale of the Vessel being effected.

Moreover, if the Charterer elects to purchase the Vessel pursuant to this Clause
9.6 on or before the thirtieth Rental Payment Date, the Charterer shall be required to purchase the cruise vessel, yard number B31, chartered by GIE CRUISE VISION TWO under a lease agreement dated 3 March 1993 completed in particular by an Amendment No. 4 of even date herewith (the "Lease B31"). Such purchase shall be completed under the provisions of clause 9.6 of Lease B31, on the first rental payment date (as defined in the Lease B31) following the date of receipt of the notice by the Owner defined hereabove in this paragraph."

4. The first sentence of Clause 9.7 (I) (a) of the Lease Agreement is hereby amended to read as follows :

" In the event that any of the Early Termination Events described in paragraph ( c ) occurs after Delivery, the Owner shall, whilst such Early Termination Event is continuing, be entitled, by notice in writing to the Charterer given not more than 30 days following the receipt by the Owner of written notice from the Charterer stating that such event has occured (and, for the avoidance of doubt, failure by the Owner to give such notice within such period shall result in the Owner having no further rights under this Clause in relation to the Early Termination Event in question), to terminate the Lease on the ninetieth (90th) day following the date of the Owner's notice whereupon the Charterer shall be obliged to pay (i) the relevant Early Termination Amount set out in column D or E of Appendix B together (if the Early Termination Amount does not become due on a Rental Payment Date) with accrued interest thereon, , (it being agreed however that no interest shall accrue on that portion of the Early Termination Amount as equals the amount of money then subject to the Pledge) from the Rental Payment Date immediately preceding the date on which the Early Termination Amount becomes due to the date of payment calculated on the basis of the actual number of days elapsed since such preceding Rental Payment Date at a rate equal to
    8.442 % per annum (during the first 102 calendar months after the Delivery
    Date) or 7.82 % per annum thereafter and (ii) if the Early Termination Amount is due on a Rental Payment Date, the relevant Rental Payment which falls due on that Rental Payment Date and (iii) all other sums then due and unpaid under this Agreement and (iv) (if the Early Termination Amount is not due on a Rental Payment Date) such additional amounts as may be necessary to compensate the Owner for any costs, losses or expenses incurred by the Owner as a result of the re-employment of funds by the Lenders at rates lower than the costs to the Lenders of obtaining such funds until the next scheduled Rental Payment Date (and, for this purpose, an amount equal to the Instalments then subject to the Pledge shall be set off against the Early Termination Amount)."

5. Clause 9.7 (II) of the Lease Agreement is hereby amended in its entirety to read as follows :

"In the event that, following Delivery there is a real risk that access of the Vessel to U.S. ports will be denied or restricted (to an extent which the Charterer, acting reasonably, deems material) by the enactment and implementation of U.S. federal or state law of general application to vessels or classes of vessels built, owned or controlled in France and, in the reasonable opinion of the Charterer, access of the Vessel to the U.S. ports would not or could not be fully restored by the fulfilment by the Shipyard of the provisions of Article XXII of the Shipbuilding Contract, the Charterer shall be entitled (but not bound), at any time thereafter but within eight and a half years after the Delivery Date if and whilst such threat continues, by not less than fifteen (15) days' prior written notice (which shall be revocable at any time prior to the fifth day before the date stated therein on which the Vessel is to be purchased) to the Owner, to purchase the Veseel upon the date specified in such notice in the manner provided in Clause 9.6 save and except that the price payable by the Charterer to the Owner for the Vessel on such date shall be a price equal to the aggregate of (i) the relevant Early Termination Amount specified in column F or G of Appendix B and (if the Vessel is not purchased on a Rental Payment Date) accrued interest thereon at the rate specified in Clause 9.7
    (I)(a) from the Rental Payment Date immediately preceding the date on which the Vessel is purchased to the date of payment calculated on the basis of the actual number of days elapsed since such preceding Rental Payment Date (it being agreed however that no interest shall accrue on that portion of the Early Termination Amount as equals the amount of money then subject to the Pledge) and (ii) if the Vessel is purchased on a Rental Payment Date, the relevant Rental Payment which falls due on that Rental Payment Date and
    (iii) all other sums then due and unpaid under this Agreement and (iv) if the Vessel is not purchased on a Rental Payment Date such additional amounts as may be necessary to compensate the Owner for any costs, losses or expenses incurred by the Owner as a result of the re-employment of funds by the Lenders at rates lower than the costs to the Lenders of obtaining such funds until the next scheduled Rental Payment Date (and for this purpose, an amount equal to the Instalments then subject to the Pledge shall be set off against the Early Termination Amount)."

6. The first sentence of Clause 11.5 (a) of the Lease Agreement is hereby amended to read as follows :

"Upon termination pursuant to Clause 11.4, the Charterer shall pay to the Owner
    (i) the Termination Indemnity, together (if the Termination Indemnity does not fall due on a Rental Payment Date) with accrued interest thereon (it being agreed however that no interest shall accrue on that portion of the Termination Indemnity as equals the amount of money then subject to the Pledge) from the preceding Rental Payment Date to the date of payment calculated on the basis of the actual number of days elapsed since such preceding Rental Payment Date at a rate equal to 8.442 % per annum (during the first 102 calendar months after the Delivery Date) or 7.82 % per annum thereafter, (ii) if the Termination Indemnity is due on a Rental Payment Date, the relevant Rental Payment which falls due on that Rental Payment Date (iii) any other amounts which have then become due under this Agreement and have not already been paid and (iv) (if the Termination Indemnity does not fall due on a Rental Payment Date) such additional amounts as may be necessary to compensate the Owner for any costs, or losses incurred by the Owner as a result of the re-employment of funds by the Lenders at rates lower than the cost to the Lenders of obtaining such funds until the next Rental Payment Date."

7. The first sentence of Clause 14.6 of the Lease Agreement is hereby amended to read as follows :

"If the Lease shall terminate pursuant to Clause 14.4, the Charterer shall forthwith pay to the Owner (i) the Early Termination Amount set out in column D or E of Appendix B together (if the Early Termination Amount does not fall due on a Rental Payment Date) with accrued interest thereon (it being agreed however that no interest shall accrue on that portion of the Early Termination Amount as equals the amount of money then subject to the Pledge) from the preceding Rental Payment Date to the date of payment, calculated on the basis of the actual number of days elapsed since such preceding Rental Payment Date at a rate equal to 8.442 % per annum (during the first 102 calendar months after the Delivery Date) or 7.82 % per annum thereafter, (ii) if the Early Termination Amount is due on a Rental Payment Date, the relevant Rental Payment which falls due on that Rental Payment Date, (iii) any other amounts which have then become due under this Agreement and have not already been paid and (iv) if the Early Termination Amount does not fall due on a Rental Payment Date such additional amounts as may be necessary to compensate the Owner for any costs, losses or expenses incurred by the Owner as a result of the re-employment of funds by the Lenders at rates lower than the cost to the Lenders of obtaining such funds until the next scheduled Rental Payment Date."

8. The third sentence of clause 18.2 of the Lease Agreement is hereby amended to read as follows :

"In the event of termination after Delivery, the Charterer shall pay to the Owner in accordance with Clause 18.4 (i) all amounts due under this Agreement as shall be payable and remain outstanding, (ii) if the Termination Indemnity becomes due on a Rental Payment Date the Rental Payment payable on that date,
(iii) the Termination Indemnity together (if the Termination Indemnity does not become due on a Rental Payment Date) with accrued interest thereon (it being agreed however that no interest shall accrue on that portion of the Termination Indemnity as equals the money then subject to the Pledge) from the preceding Rental Payment Date to the date of payment calculated on the basis of the actual number of days elapsed since such preceding Rental Payment Date at a rate equal to 8.442 % per annum (during the first 102 calendar months after the Delivery
Date) or 7.82 % per annum thereafter (provided always that the amount equal to the Instalments which is then subject to the Pledge shall be set off against and go to reduce the Charterer's obligation to pay the Termination Indemnity), (iv) if the Termination Indemnity does not become due on a Rental Payment Date, such additional amounts as may be necessary to compensate the Owner for any costs, losses or expenses incurred by the Owner as a result of the re-employment of funds by the Lenders at rates lower than the costs to the Lenders of obtaining such funds until the next scheduled Rental Payment Date, and (v) such additional amounts as may be necessary to compensate the Owner for any costs resulting from repossessing the Vessel.

9. The terms of Clause 21 of the Lease Agreement shall apply to the fees described in a letter of even date herewith from the Charterer to the Owner.

10. The Owners' address stated in Clause 22 of the Lease Agreement shall be replaced by the following :

                  GIE CRUISE VISION ONE
                  c/o Societe Generale
                  (FINT/STR/Ing)
                  Tour Societe Generale
                  92 972 PARIS - LA DEFENSE CEDEX
                  Fax : 33 1 42.14.01.63

11. Exhibits A and B of the Lease Agreement are hereby amended in their entirety to read as set forth in Exhibits A and B hereto.

12. The Charterer confirms to the Owner, for its benefit and for the benefit of the Lenders, that all the terms of the Delegation signed by the Charterer on the 28 April 1995 shall apply mutatis mutandis to the sums due by the Charterer to the Owner under the provisions of this Amendment No. 3.

13. This Amendment No. 3 takes effect as from 28th April 1998 (not included).

14. All the terms and conditions of the Lease Agreement not amended by this Amendment No. 3 shall remain unaltered in full force and effect and shall apply to this Amendment No. 3 whenever consistent.

Signed on September 17, 1998 in three originals.


GIE CRUISE VISION ONE                        ROYAL CARIBBEAN CRUISES LTD.
by :     AIR BAIL
       (Administrateur)






by :     /s/ DIONY LEBOT                     by: /s/  KENNETH  D. DUBBIN
        ------------------------------           -----------------------
        DIONY LEBOT                              KENNETH D. DUBBIN
                                                 (Vice-President and Treasurer):

                        CRUISE VISION ONE
                        EXHIBIT A : RENTAL PAYMENTS

 -------------------------------------------------------------------------
                                                    AMOUNT OF
    RENTAL PAYMENT                                RENTAL PAYMENT
       DATE (A)                                  (in % of Owner's
         No.       Date                           Purchase Price)

 -------------------------------------------------------------------------

         1      28-avr-95                             3,8800%
         2      28-oct-95                             3,8800%
         3      28-avr-96                             3,8800%
         4      28-oct-96                             3,8800%
         5      28-avr-97                             3,8800%
         6      28-oct-97                             3,8800%
         7      28-avr-98                             3,8800%
         8      28-oct-98                             3,6922%
         9      28-avr-99                             3,6922%
        10      28-oct-99                             3,6922%
        11      28-avr-00                             3,6922%
        12      28-oct-00                             3,6922%
        13      28-avr-01                             3,6922%
        14      28-oct-01                             3,6922%
        15      28-avr-02                             3,6922%
        16      28-oct-02                             3,6922%
        17      28-avr-03                             3,6922%
        18      28-oct-03                             3,6922%
        19      28-avr-04                             3,6922%
        20      28-oct-04                             3,6922%
        21      28-avr-05                             3,6922%
        22      28-oct-05                             3,6922%
        23      28-avr-06                             3,6922%
        24      28-oct-06                             3,6922%
        25      28-avr-07                             3,6922%
        26      28-oct-07                             3,6922%
        27      28-avr-08                             3,6922%
        28      28-oct-08                             3,6922%
        29      28-avr-09                             3,6922%
        30      28-oct-09                             3,6922%
        31      28-avr-10                             7,4692%
        32      28-oct-10                             7,4692%
        33      28-avr-11                             7,4692%
        34      28-oct-11                             7,4692%
        35      28-avr-12                             7,4692%
        36      28-oct-12                             7,4692%
        37      28-avr-13                             7,4692%
        38      28-oct-13                             7,4692%
        39      28-avr-14                             7,4692%
        40      28-oct-14                             7,4692%

 -------------------------------------------------------------

        CRUISE VISION ONE
               EXHIBIT B : TERMINATION INDEMNITY, PURCHASE OPTION PRICE, EARLY
                           TERMINATION PAYMENT


                                                         ---------------------------------------------------------------------
                                                         WITH NO TRANSFER  WITH TRANSFER  WITH NO TRANSFER    WITH TRANSFER
                                                         OF EXPORT CREDIT    OF EXPORT    OF EXPORT CREDIT  OF EXPORT CREDIT
                                                                               CREDIT
------------------------------------------------------------------------------------------------------------------------------
                        POST-DELIVERY                     POST-DELIVERY   POST-DELIVERY    POST-DELIVERY     POST-DELIVERY
      RENTAL PAYMENT     TERMINATION        PURCHASE          EARLY           EARLY      EARLY TERMINATION EARLY TERMINATION
                                                           TERMINATION     TERMINATION
   DATE (A)               INDEMNITY       OPTION PRICE      PAYMENT 1       PAYMENT 2        PAYMENT 3         PAYMENT 4
      NO.     Date           (B)              (C)              (D)             (E)              (F)               (G)
------------------------------------------------------------------------------------------------------------------------------
      1     28-avr-95         103,0400%                         100,1112%       97,0812%          99,1200%           96,1200%
      2     28-oct-95         102,2546%                          99,4252%       96,4962%          98,4408%           95,5408%
      3     28-avr-96         101,1050%                          98,4880%       95,8620%          97,5129%           94,9129%
      4     28-oct-96          99,8363%                          97,4986%       95,1756%          96,5332%           94,2332%
      5     28-avr-97          98,7785%                          96,5375%       94,4165%          95,5817%           93,4817%
      6     28-oct-97          97,7848%                          95,4336%       93,6156%          94,4887%           92,6887%
      7     28-avr-98          96,6132%                          94,3520%       92,7653%          93,4178%           91,8468%
        ----------------------------------------------------------------------------------------------------------------------
      8     28-oct-98          95,5046%                          93,1977%       91,9076%          92,2749%           90,9976%
      9     28-avr-99          94,3559%                          92,0767%       90,9930%          91,1650%           90,0920%
     10     28-oct-99          93,1400%                          90,8902%       90,0007%          89,9902%           89,1096%
     11     28-avr-00          91,8424%                          89,6239%       88,9141%          88,7365%           88,0337%
     12     28-oct-00          90,4721%                          88,2867%       87,7401%          87,4125%           86,8713%
     13     28-avr-01          88,9877%                          86,8382%       86,4367%          85,9784%           85,5808%
     14     28-oct-01          87,4180%                          85,3064%       85,0313%          84,4617%           84,1894%
     15     28-avr-02          85,7562%                          83,6847%       83,5142%          82,8561%           82,6873%
     16     28-oct-02          84,0067%                          81,9775%       81,8892%          81,1658%           81,0784%
     17     28-avr-03          82,1593%                          80,1747%       80,1429%          79,3808%           79,3494%
        ----------------------------------------------------------------------------------------------------------------------
     18     28-oct-03          80,2233%         81,2025%         78,2855%       78,2833%
     19     28-avr-04          78,1875%         79,2356%         76,2989%       76,2967%
     20     28-oct-04          76,0826%         77,2018%         74,2448%       74,2448%
     21     28-avr-05          73,9017%         75,0947%         72,1166%       72,1166%
     22     28-oct-05          71,6581%         72,9270%         69,9272%       69,9272%
     23     28-avr-06          69,3325%         70,6801%         67,6578%       67,6578%
     24     28-oct-06          66,9544%         68,3823%         65,3371%       65,3371%
     25     28-avr-07          64,4750%         65,9868%         62,9176%       62,9176%
     26     28-oct-07          61,9146%         63,5130%         60,4190%       60,4190%
     27     28-avr-08          59,2705%         60,9583%         57,8388%       57,8388%
     28     28-oct-08          56,5569%         58,3364%         55,1907%       55,1907%
     29     28-avr-09          53,7597%         55,6339%         52,4611%       52,4611%
     30     28-oct-09          50,8878%         52,8591%         49,6586%       49,6586%
     31     28-avr-10          47,3986%         50,0000%         46,2537%       46,2537%
     32     28-oct-10          43,6816%         48,6323%         41,1631%       41,1631%
     33     28-avr-11          38,9134%         43,8164%         36,3472%       36,3472%
     34     28-oct-11          34,4221%         39,2802%         31,8110%       31,8110%
     35     28-avr-12          30,1799%         34,9956%         27,5264%       27,5264%
     36     28-oct-12          26,1619%         30,9374%         23,4682%       23,4682%
     37     28-avr-13          22,3457%         27,0830%         19,6138%       19,6138%
     38     28-oct-13          18,7111%         23,4121%         15,9429%       15,9429%
     39     28-avr-14          15,2400%         19,9063%         12,4371%       12,4371%
     40     28-oct-14          12,6208%         17,2609%          9,7917%        9,7917%
     41     28-avr-15                           10,0000%

------------------------------------------------------------------------------------------------------------------------------
